Exhibit 99.1

For Immediate Release May 9, 2022	Investor Contacts: Joseph Jaffoni, Jennifer Neuman, Norberto Aja JCIR (212) 835-2500 AUD@jcir.com	Audacy Contact: Ashok Sinha SVP and Head of Communications (610) 822-0832 Ashok.Sinha@audacy.com

AUDACY REPORTS FIRST QUARTER RESULTS

First Quarter Net Revenues Increased 14% and

Adjusted EBITDA Grew 152%

Philadelphia, PA — Audacy, Inc. (NYSE: AUD) today reported financial results for the quarter ended March 31, 2022.

David J. Field, President and Chief Executive Officer, stated: “I am pleased to report that Audacy posted strong first quarter results, delivering 152% growth in Adjusted EBITDA led by double digit revenue growth in both digital and spot radio. With our scaled, leadership position across broadcasting, podcasting and digital audio and our differentiated premium content offerings, we are well positioned to drive rapid evolution and innovation across the organization to capitalize on the outstanding growth opportunities in the dynamic audio marketplace. In Q1, we launched the Audacy Digital Audience Network (ADAN), an addressable aggregate of 60 million listeners across our app, streaming content, and podcast lineup, enabling precision targeting at scale coupled with real-time optimization and reporting. We are looking forward to a number of exciting additional product and content launches and enhancements over the course of 2022 that will accelerate our audience growth and bolster our advertiser appeal.”

First Quarter Summary

•	Net revenues for the quarter were $275.3 million, up 14% compared to $240.8 million in the first quarter of 2021

•	Core spot revenues were $173.9 million, up 14% compared to the first quarter of 2021

•	Digital revenues were $58.0 million, up 16% compared to the first quarter of 2021

•	Total operating expenses for the quarter were $266.8 million, compared to $249.0 million in the first quarter of 2021

•	Operating income for the quarter was $8.5 million, compared to an operating loss of $8.2 million in the first quarter of 2021

•	Adjusted EBITDA for the quarter was $26.0 million, up 152% compared to $10.3 million in the first quarter of 2021

Recent Company Developments

•

Launch of ADAN. We launched the Audacy Digital Audience Network (ADAN), an addressable aggregate of over 60 million listeners that other audio platforms and streaming platforms do not reach, and is the highest quality addressable audience in audio. Over 60 million of Audacy’s 200 million monthly listeners can be found on ADAN across its streaming content, on the Audacy app and on its podcasts. Through this audience solution, ADAN can target precise audiences at scale and deliver high-performing digital audio media strategies for Audacy’s advertising partners. Fully integrated into its tech stack, ADAN plans are optimized in real time, yielding actionable brand insights and detailed campaign reporting.

•

Landmark Deal with Amazon. Audacy’s Pineapple Street Studios closed a first-ever slate deal with Amazon Music and Wondery. As part of the deal, Amazon Music and Wondery will co-produce at least four new projects with Pineapple. The deal, one of the largest of its kind, marks Amazon’s first content slate deal with a podcast studio, and follows the company’s successful collaboration with Pineapple on the critically acclaimed narrative series 9/12 from creator Dan Taberski. The first two projects from the partnership are Will Be Wild from reporters Andrea Bernstein and Ilya Marritz, detailing the events of the January 6 insurrection at the U.S. Capitol, and an investigative series from renowned journalist Evan Ratliff. Will Be Wild launched as the #1 show in the country according to the Apple podcast charts.

•

Expanded Partnership with FOX News Audio. Audacy expanded its affiliate partnership with FOX News Audio, and will migrate the network’s linear talk radio streaming content to AmperWave, Audacy’s cloud-based distribution and monetization platform for live and on-demand audio streams. The expanded agreement makes Audacy the exclusive third-party ad sales representative of FOX News Audio’s streaming inventory on our digital properties. This expanded affiliate partnership provides FOX News Audio a trifecta of services: streaming capabilities, sales representation and new capabilities for live streaming broadcasts including enabling Fox News streams with Audacy’s patented rewind technology to further enhance the listener experience.

•

Multiple Podcast Awards. Audacy’s podcast studios Cadence13 and Pineapple Street Studios garnered multiple award wins during the spring awards season. Pineapple swept the 2022 Ambies across multiple categories and titles, including winning Podcast of the Year for its investigative podcast 9/12. Cadence13 and Pineapple Street Studios together won five Webby Awards and two Gracie Awards, and Pineapple’s The 11th: Time Machine: The Score: Side A and Side B won the 2022 ASME National Magazine Award (Ellie Award).

Earnings Conference Call and Company Information

Audacy will hold a conference call and simultaneous webcast regarding the quarterly earnings release on Monday, May 9, 2022, at 10:00 AM Eastern Time. To participate in the conference call, please dial 877-407-9208 or 201-493-6784 five minutes prior to the start of the call and provide the following conference name: Audacy, Inc. – First Quarter 2022 Earnings Call. Participants may also listen to a live webcast of the call by visiting https://viavid.webcasts.com/starthere.jsp?ei=1538544&tp_key=dbe034aed0. Questions will only be taken from participants on the conference call.

A playback of the conference call will be available for one week by dialing (844) 512-2921 or (412) 317-6671 and inputting the following ID: 13728159.

A webcast replay of the conference will be available shortly after the call at the above link. Additional information is available on the Company’s website at www.audacyinc.com.

About Audacy

Audacy, Inc. (NYSE: AUD) is a leading multi-platform audio content and entertainment company with the country’s best collection of local music, news and sports brands, a premium podcast creator, major event producer, and digital innovator. Audacy engages 200 million consumers each month, bringing people together around content that matters to them. Learn more at www.audacyinc.com, Facebook (Audacy Corp) and Twitter (@AudacyCorp).

Certain Definitions

All references to per share data, unless stated otherwise, are presented as per diluted share. All references to shares outstanding, unless stated otherwise, are presented to exclude unvested restricted stock units. All references to net debt are outstanding debt net of cash on hand.

Core Spot Revenues consist of local spot plus national spot advertising revenues less political spot advertising revenues.

Station Expenses consist of station operating expenses excluding non-cash compensation expense.

Corporate Expenses consist of corporate general and administrative expenses excluding non-cash compensation expense.

Adjusted EBITDA consists of net income (loss) available to common shareholders, adjusted to exclude: income taxes (benefit); income from discontinued operations, net of income taxes or benefit; total other income or expense; net interest expense; depreciation and amortization; time brokerage agreement fees (income); non-cash compensation expense (which is otherwise included in station operating expenses and corporate G&A expenses); refinancing expenses; impairment loss, merger and acquisition costs, restructuring and integration costs, preferred stock dividends; COVID-19 related expenses, non-recurring expenses/recoveries otherwise included in corporate or station expenses, (gain) loss on early extinguishment of debt, and (gain) loss on sale or disposition of assets.

Adjusted Free Cash Flow consists of net income (loss): (i) plus depreciation and amortization; (gain) loss on sale or disposal of assets; non-cash compensation expense (which is otherwise included in station operating expenses and corporate general and administrative expenses); impairment loss; merger and acquisition costs; restructuring and integration costs, (gain) loss on early extinguishment of debt; COVID-19 related expenses, other income and non-recurring expenses/recoveries otherwise included in corporate or station expenses; income from discontinued operations (excluding income taxes or tax benefit); amortization of deferred financing costs and debt premium included in interest expense; refinancing expenses; income taxes (benefit); Adjusted Income Taxes Paid, and Net Capital Expenditures.

Net Capital Expenditures consists of capital expenditures, including amortizable intangibles, adjusted to subtract reimbursed tenant improvement allowances.

Adjusted Income Taxes Paid consist of income tax paid, adjusted to exclude taxes paid related to the gain/loss on sale or exchange of radio station assets; and taxes paid related to the gain/loss on the sale of redundant property.

Non-GAAP Financial Measures

It is important to note that Adjusted EBITDA, Adjusted Free Cash Flow, Net Capital Expenditures and Adjusted Income Taxes Paid are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”). Management believes that these measures are useful as a way to evaluate the Company and the means for Management to evaluate our performance and operations. Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry.

Certain adjusted non-GAAP financial measures are presented in this release. The adjustments include, among other items as defined above, gain/loss on sale of assets, derivative instruments, and investments; non-cash compensation expense, other income, impairment loss, merger and acquisition costs, other expenses related to refinancing, and gain/loss on early extinguishment of debt and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs. Management believes these adjusted non-GAAP measures provide useful information to Management and investors by excluding certain income, expenses and gains and losses that may not be indicative of the Company’s core operating and financial results. Similarly, Management believes these adjusted measures are a useful performance measure because certain items included in the calculation of net income (loss) may either mask or exaggerate trends in the Company’s ongoing operating performance. Further, the reconciliations corresponding to these adjusted measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all of the identified adjustments.

Management uses these non-GAAP financial measures on an ongoing basis to help track and assess the Company’s financial performance. You, however, should not consider non-GAAP measures in isolation or as substitutes for net income (loss), operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles. These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies. The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this release.

Note Regarding Forward-Looking Statements

The information in this news release is being widely disseminated in accordance with the Securities and Exchange Commission’s Regulation FD. This news announcement contains certain forward-looking statements that are based upon current expectations and certain unaudited information that is presented for illustrative purposes only and involves certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Additional information and key risks are described in the Company’s filings on Forms S-4, 8-K, 10-Q and 10-K with the Securities and Exchange Commission. Readers should note that these statements might be impacted by several factors including changes in the economic and regulatory climate and the business of radio broadcasting, in general. The unaudited pro forma information and same station operating data reflect adjustments and are presented for comparative purposes only and do not purport to be indicative of what has occurred or indicative of future operating results or financial position. Accordingly, the Company’s actual performance may differ materially from those stated or implied herein. The Company assumes no obligation to publicly update or revise any unaudited pro forma or forward-looking statements.

AUDACY, INC.

FINANCIAL DATA

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31
	2022	2021
STATEMENTS OF OPERATIONS

Net Revenues	$275,295	$240,764

Station Expenses	225,875	211,422
Station Expenses - Non-Cash Compensation	1,170	1,073
Corporate Expenses	24,091	21,913
Corporate Expenses - Non-Cash Compensation	1,820	1,667
Depreciation And Amortization	13,539	11,592
Other Expenses	350	14
Impairment Loss	1,521	644
Restructuring Charges	886	185
Net (Gain) Loss On Sale Or Disposal	(2,458)	—
Refinancing Expenses	—	473

Total Operating Expenses	266,794	248,983

Operating Income (Loss)	8,501	(8,219)

Net Interest Expense	23,471	21,160
Net (Gain) Loss on Early Extinguishment of Debt	—	8,168
Other (Income) Expense	—	—

Income (Loss) Before Income Taxes	(14,970)	(37,547)
Income Taxes (Benefit)	(3,897)	(15,899)

Net Income (Loss)	$(11,073)	$(21,648)

Net Income (Loss) Per Share - Basic	$(0.08)	$(0.16)

Net Income (Loss) Per Share - Diluted	$(0.08)	$(0.16)

Dividends Declared And Paid Per Common Share	$0.00	$0.00

Weighted Common Shares Outstanding - Basic	138,122	135,379

Weighted Common Shares Outstanding - Diluted	138,122	135,379

SUPPLEMENTAL BREAKDOWN OF REVENUE BY TYPE
Spot (local and national)	$175,135	$154,294
Digital (including podcasting)	58,039	49,840
Network	21,141	17,570
Sponsorships and Events	10,327	9,158
Other	10,653	9,902

	$275,295	$240,764

Political	$1,259	$1,263

	Three Months Ended
	March 31
	2022	2021
SUPPLEMENTAL BREAKDOWN OF REVENUE BY FORMAT
Music	$140,465	$129,746
Sports	53,070	41,638
News/Talk	48,350	42,554
Non-format specific	33,410	26,826

	$275,295	$240,764

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Net Capital Expenditures	$14,522	$7,280
Adjusted Income Taxes Paid (Refunded)	$(15,201)	$(493)
Cash Dividends On Common Stock Declared And Paid	$—	$—

SELECTED BALANCE SHEET DATA

	March 31,	December 31,
	2022	2021
Cash and Cash Equivalents	$35,580	$59,439
Restricted Cash	$2,458	$—
Senior Debt - Term B-2 Loan (Includes Current Portion)	$632,415	$632,415
Senior Debt - Revolver (Includes Current Portion)	$75,000	$97,727
Senior Secured Notes - 2027	$470,000	$470,000
Senior Secured Notes - 2029	$540,000	$540,000
Accounts Receivable Facility	$75,000	$75,000
Total Shareholders’ Equity	$643,419	$652,205

OTHER FINANCIAL DATA

	Three Months Ended
	March 31
	2022	2021

Reconciliation Of GAAP Net Income (Loss) To Adjusted EBITDA and To Adjusted Free Cash Flow
Net Income (Loss)	$(11,073)	$(21,648)
Income Taxes (Benefit)	(3,897)	(15,899)
Net Interest Expense	23,471	21,160
Corporate Expenses - Non-Cash Compensation	1,820	1,667
Station Expenses - Non-Cash Compensation	1,170	1,073
Depreciation And Amortization	13,539	11,592
Other Expenses	350	14
Restructuring Charges	886	185
COVID-19 Related Expenses (Income)	189	206
Non-Recurring Expenses (Recoveries) Otherwise Included in Corporate Expenses	162	2,658
Impairment Loss	1,521	644
Contingent Consideration Accretion and Remeasurements	282	—
Refinancing Expenses	—	473
Net (Gain) Loss On Early Extinguishment Of Debt	—	8,168

	Three Months Ended
	March 31
	2022	2021
Other (Income) Expense	—	—
Net (Gain) Loss On Sale Or Disposal	(2,458)	—

Adjusted EBITDA	25,962	10,293

Net Interest Expense	(23,471)	(21,160)
Deferred Financing Costs Included In Interest Expense	1,259	1,041
Amortization Debt Premium Included In Interest Expense	(256)	(848)
Net Capital Expenditures	(14,522)	(7,280)
Other	—	12
Adjusted Income Taxes (Paid) Refunded	15,201	493

Adjusted Free Cash Flow	$4,173	$(17,449)